EXHIBIT 99.01

EaglePicher Holdings, Inc. and EaglePicher Incorporated

Contact:
Tom Pilholski, (602) 794-9600

EAGLEPICHER HOLDINGS, INC. AND EAGLEPICHER INCORPORATED
ANNOUNCE PRELIMINARY UNAUDITED ADJUSTED EBITDA
FOR THE FULL FISCAL YEAR 2004

Also Announce Noncompliance with Certain Debt Covenants, Possible Goodwill
Impairment Charge and Appointment of Chief Development Officer

     PHOENIX, Arizona, February 1, 2005 — EaglePicher Holdings, Inc. and EaglePicher Incorporated (“EPI” and collectively “EaglePicher”) reported preliminary unaudited Adjusted EBITDA (as defined below) for the year ended November 30, 2004 of $71.2 million, within prior guidance of $70 to $77 million and preliminary unaudited Credit Agreement EBITDA (as defined below) of $80.9 million, within prior guidance of $80 to $87 million. EaglePicher’s preliminary unaudited Net Debt (as defined below), including the obligations of our accounts receivable asset-backed securitization, at November 30, 2004 was $406.3 million, consistent with its prior forecast, and its preliminary unaudited Total Debt, including the obligations of our accounts receivable asset-backed securitization, was $426.3 million.

     Based on this Credit Agreement EBITDA and Total Debt, EPI was not in compliance with certain financial covenants under its credit agreement and accounts receivable securitization facility at November 30, 2004. EPI is currently seeking a waiver or amendment of these covenants and expects to complete this amendment process by the end of February 2005 prior to the filing of its Form 10-K for the year ended November 30, 2004. EaglePicher is confident, without being able to give assurances at this time, that it will be able to obtain a waiver or amendment. EaglePicher believes that based on current discussions with its financial institutions, all available liquidity facilities (including its

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accounts receivable program and all lines of credit) will continue to be available as needed until the waiver or amendment are completed and thereafter.

     At August 31, 2004, EaglePicher had a goodwill balance of $34.8 million related to its Hillsdale Segment. Due to the financial performance of Hillsdale for the year ended November 30, 2004, EaglePicher is assessing an impairment charge related to this goodwill and believes that an impairment charge is likely. EaglePicher expects that a determination of the need and amount of any impairment charge will be made in the next several weeks.

     EaglePicher also announced that it has hired Stuart B. Gleichenhaus to serve as Chief Development Officer for the Company. Mr. Gleichenhaus is expected to assist EaglePicher in evaluating financing alternatives and potential debt reduction through divestitures of one or more business units.

     Mr. Gleichenhaus, age 47, has worked in numerous restructurings over the past four years while a Managing Director at Ernst & Young Corporate Finance LLC (since renamed Giuliani Capital Advisors LLC). At Ernst & Young Corporate Finance LLC, Mr. Gleichenhaus managed their Dallas and Houston offices and played significant roles in the debt restructurings, both out-of-court and in-court, of: Enron Corp.; Aquila, Inc.; Mirant Americas Generation, LLC; Comdisco, Inc.; American Cellular Corporation; Classic Cable, Inc.; Metals USA, Inc.; Butler Manufacturing Company; among others. Mr. Gleichenhaus has represented large bank groups, bondholders, creditors and companies in these transactions. He has been in the investment banking field since 1982, serving in a variety of positions for Merrill Lynch Capital Markets, Salomon Brothers Inc (since renamed Citigroup Global Markets Inc.) and Banc of America Securities LLC, principally in New York and Dallas and primarily in originating, structuring and executing a number of leveraged transactions. Mr. Gleichenhaus, a native of San Antonio, has a BSE from Princeton University, 1979, and an MBA for Harvard Business School, 1983.

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EaglePicher Incorporated, founded in 1843 and headquartered in Phoenix, Arizona, is a diversified manufacturer and marketer of innovative, advanced technology and industrial products and services for space, defense, environmental, automotive, medical, filtration, pharmaceutical, nuclear power, semiconductor and commercial applications worldwide. The company has 3,900 employees and operates more than 30 plants in the United States, Canada, Mexico and Germany. Additional information on the company is available on the Internet at www.eaglepicher.com.

EaglePicher Holdings, Inc. is the parent of EaglePicher Incorporated.

EaglePicher™ is a trademark of EaglePicher Incorporated.

Supplemental Non-GAAP Financial Measures. This press release includes certain “non-GAAP financial measures” as defined under SEC regulations. Specifically, we refer to Adjusted EBITDA, Credit Agreement EBITDA, Total Debt and Net Debt.

Adjusted EBITDA is defined as net income before interest, taxes, depreciation, amortization and unusual items. Unusual items represent certain significant matters which positively or negatively impact net earnings that management determines to be not representative of our ongoing operations. Our management believes that Adjusted EBITDA is a useful supplemental financial measure to investors because it is of major interest to our debt holders. Adjusted EBITDA is also used by our management as a factor for reviewing business unit performance. Examples of items that may be included in unusual items are gains/losses from major asset sales, costs or settlements related to major restructuring plans, litigation settlement costs, or material damage to our facilities or operations due to force majeure not covered by our insurance. A reconciliation of our Adjusted EBITDA to operating income, its most closely related GAAP financial measure, is as follows:

November 30, 2004*
(millions)

Operating income (loss)	$21.7
Depreciation and amortization	40.7
Loss from divestitures	5.5
Asset impairments	0.6
Insurance loss	0.6
Restructuring	0.4
Other non-operating income (loss), net	1.7

Adjusted EBITDA	$71.2

*Excludes any potential write-off of the $34.8 million goodwill for the Hillsdale Segment.

Credit Agreement EBITDA is defined in our credit agreement as net income before interest, taxes, depreciation, amortization, certain non-cash non-recurring charges (other than routine accruals), non-cash long term bonus program accruals, non-cash pension income or expense and non-cash gains, minus the amount of cash disbursements related to certain non-cash charges excluded in a prior period. For the complete definition of Credit Agreement EBITDA, see our credit agreement dated August 7, 2003 filed as an exhibit to our quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2003. Our management believes that Credit Agreement EBITDA is a useful supplemental financial measure to investors because it determines compliance with financial covenants in our credit agreement and receivables program. For fiscal year 2004, Credit Agreement EBITDA is approximately $10.0 million higher than Adjusted EBITDA, with the primary differences being the inclusion of $6.7 million of net gains on divestitures of discontinued business units and the exclusion of $4.6 million of losses from consolidated joint ventures and other non-cash items.

Total Debt is defined as debt, both short and long term, on our balance sheet plus the off-balance sheet obligations of our accounts receivable asset-backed securitization. Net Debt is Total Debt less cash on our balance sheet. A reconciliation of our Total Debt and Net Debt is as follows:

November 30, 2004
(millions)

Current portion of debt on our balance sheet	$18.1
Long-term portion of debt on our balance sheet	375.5
Obligations of our accounts receivable asset-backed securitization	32.7

Total Debt	426.3
Cash on our balance sheet	(20.0)

Net debt	$406.3

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Forward-looking Statements. This news release contains statements that, to the extent that they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to maintain existing relationships with customers, demand for our products, our ability to successfully implement productivity improvements and/or cost reduction initiatives, including the performance of automated equipment, accuracy of our estimates to complete contracts on a percentage of completion method of accounting, our ability to source raw materials and components from overseas suppliers, accuracy of our reserves for losses, our ability to consolidate manufacturing plants, our ability to develop, market and sell new products, our ability to obtain raw materials especially certain grades of steel and natural gas on an economic basis, increased government regulation or changing regulatory policies resulting in higher costs and/or restricting output, increased price competition, currency fluctuations, general economic conditions, acquisitions and divestitures, technological developments and changes in the competitive environment in which we operate, as well as factors discussed in our filings with the U.S. Securities and Exchange Commission. We undertake no duty to update the forward-looking statements in this press release and you should not view the statements made as accurate beyond the date of this press release.

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